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                                                                     EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                        GRAY COMMUNICATIONS SYSTEMS, INC.

                                                    Jurisdiction
                                                    ------------
      Name                                         of Incorporation
      ----                                         ----------------

The Albany Herald                                     Georgia
 Publishing Company, Inc.

The Rockdale Citizen                                  Georgia
 Publishing Company

WALB-TV, Inc.                                         Georgia

WJHG-TV, Inc.                                         Georgia

Gray Real Estate &                                    Georgia
 Development Company

WKXT Licensee Corp.                                   Delaware

WCTV Operating Corp.                                  Delaware

WKXT-TV, Inc.                                         Delaware

Gray Television                                       Delaware
 Management, Inc.

Gray Kentucky                                         Georgia
 Television, Inc.

The Southwest Georgia                                 Georgia
 Shopper, Inc.

WRDW-TV, Inc.                                         Georgia

KTVE, Inc.                                            Arkansas

Gray Transportation                                   Georgia
 Company, Inc.

WALB Licensee Corp.                                   Delaware

WJHG Licensee Corp.                                   Delaware

WKYT Licensee Corp.                                   Delaware

WRDW Licensee Corp.                                   Delaware

WYMT Licensee Corp.                                   Delaware

WCTV Licensee Corp.                                   Delaware

Porta-Phone Paging                                    Delaware
 Licensee Corp.

Porta-Phone Paging, Inc.                              Georgia